Exhibit 99.4

Hub International Limited
Pro Forma Consolidated Financial Statements as
of June 30, 2004 and for the Six Months Ended
June 30, 2004 and the Year Ended December 31,
2003

Index to Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2004

Unaudited Pro Forma Consolidated Statements of Earnings for the Six Months Ended June 30, 2004 and the Year Ended December 31, 2003

Notes to Unaudited Pro Forma Consolidated Financial Statements

Hub International Limited
Pro Forma Consolidated Balance Sheet
As of June 30, 2004
(in thousands of U.S. dollars)
(Unaudited)

					Hub International
	Hub International	Talbot Financial	Pro Forma		Limited Pro Forma
	Limited	Corporation	Adjustments	Notes	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$144,527	$22,936	$(92,500)	3a	$74,963
Trust cash	57,207	10,630	—		67,837
Accounts and other receivables	174,119	15,589	—		189,708
Income taxes receivable	5,634	—	—		5,634
Future income taxes	3,452	2,292	(2,292)	3b	3,452
Prepaid expenses	7,911	—	—		7,911

Total current assets	392,850	51,447	(94,792)		349,505
Goodwill	311,935	11,410	36,953	3b	360,298
Other intangible assets	46,538	17,537	27,195	3b	91,270
Property and equipment	23,354	3,692	—		27,046
Future income taxes	6,997	9,767	(9,767)	3b	6,997
Other assets	6,784	4,047	278	3b	11,109

Total assets	$788,458	$97,900	$(40,133)		$846,225

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$226,556	$35,249	$1,450	3a	$263,255
Deferred compensation liability	—	3,846	—		3,846
Income taxes payable	2,520	1,597	—		4,117
Future income taxes	490	—	—		490
Current portion of long-term debt and capital leases	2,428	6,860	—		9,288

Total current liabilities	231,994	47,552	1,450		280,996
Long-term debt and capital leases	140,467	8,765	—		149,232
Subordinated convertible debentures	35,000	—	—		35,000
Future income taxes	14,883	—	—		14,883

Total liabilities	422,344	56,317	1,450		480,111

Shareholders’ equity
Share capital	258,638	—	—		258,638
Issuable shares	940	—	—		940
Contributed surplus	9,589	41,319	(41,319)	3b	9,589
Cumulative translation account	16,420	—	—		16,420
Retained earnings	80,527	264	(264)	3b	80,527

Total shareholders’ equity	366,114	41,583	(41,583)		366,114

Total liabilities and shareholders’ equity	$788,458	$97,900	$(40,133)		$846,225

Hub International Limited
Pro Forma Consolidated Statement of Earnings
For the six months ended June 30, 2004
(in thousands of U.S. dollars, except per share amounts)
(Unaudited)

					Hub International
	Hub International	Talbot Financial	Pro Forma		Limited Pro Forma
	Limited	Corporation	Adjustments	Notes	Consolidated
Revenue
Commission income	$138,589	$47,095	$—		$185,684
Contingent commissions and volume overrides	18,075	9,355	—		27,430
Other	4,916	106	(275)	4f	4,747

	161,580	56,556	(275)		217,861

Expenses
Compensation	82,751	34,035	—		116,786
Selling, occupancy and administration	31,639	9,795	—		41,434
Depreciation	3,317	692	—		4,009
Interest	3,362	437	748	4e	4,547
Intangible asset amortization	1,717	2,782	(909)	4c, 4d	3,590
(Gain) on disposal of subsidiaries, property, equipment and other assets	(559)	—	—		(559)
Loss on write-off of trademarks	2,587	—	—		2,587
Non-cash stock based compensation	3,315	441	7,199	4a, 4b	10,955

	128,129	48,182	7,038		183,349

Net earnings before income taxes	33,451	8,374	(7,313)		34,512
Provision for income taxes	12,237	3,280	131	4g	15,648

Net Earnings	$21,214	$5,094	$(7,444)		$18,864

Earnings per share
Basic	$0.70				$0.63
Diluted	$0.64				$0.55
Total weighted average shares outstanding — Basic (000’s)	30,102				30,102
Total weighted average shares outstanding — Diluted (000’s)	34,711				36,419

Hub International Limited
Pro Forma Consolidated Statement of Earnings
For the year ended December 31, 2003
(in thousands of U.S. dollars, except per share amounts)
(Unaudited)

					Hub International
	Hub International	Talbot Financial	Pro Forma		Limited Pro Forma
	Limited	Corporation	Adjustments	Notes	Consolidated
Revenue
Commission income	$259,461	$91,409	$—		$350,870
Contingent commissions and volume overrides	18,530	8,372	—		26,902
Other	8,368	148	(550)	4f	7,966

	286,359	99,929	(550)		385,738

Expenses
Compensation	156,320	65,944	—		222,264
Selling, occupancy and administration	56,606	18,048	—		74,654
Depreciation	6,244	1,210	—		7,454
Interest	5,191	443	1,495	4e	7,129
Intangible asset amortization	3,208	6,430	(2,685)	4c, 4d	6,953
(Gain) on disposal of subsidiaries, property, equipment and other assets	(202)	—	—		(202)
Loss on write-off of goodwill and intangible assets	—	745	—		745
(Gain) on put option liability	(160)	—	—		(160)
Non-cash stock based compensation	4,801	235	26,485	4a, 4b	31,521
Proceeds from life insurance	(1,000)	—	—		(1,000)

	231,008	93,055	25,295		349,358

Net earnings before income taxes	55,351	6,874	(25,845)		36,380
Provision for income taxes	18,842	2,672	283	4g	21,797

Net Earnings	$36,509	$4,202	$(26,128)		$14,583

Earnings per share
Basic	$1.22				$0.49
Diluted	$1.14				$0.48
Total weighted average shares outstanding — Basic (000’s)	29,967				29,967
Total weighted average shares outstanding — Diluted (000’s)	33,767				34,646

Hub International Limited
Notes to Pro Forma Consolidated Financial Statements
(in thousands of U.S. dollars, except per share amounts or as otherwise indicated)
(Unaudited)

1.	Nature of Operations

Hub International Limited (“Hub”) is an international insurance brokerage that provides a variety of property and casualty, life and health, employee benefits, investments and risk management products and services. Hub’s shares are listed on both the New York Stock Exchange (NYSE:HBG) and the Toronto Stock Exchange (TSX:HBG).

2.	Basis of Presentation

The accompanying pro forma consolidated balance sheet and pro forma consolidated statements of earnings have been prepared in accordance with Canadian generally accepted accounting principles (“GAAP”). The accompanying pro forma financial statements give effect to the purchase by Hub of a 100% interest in Talbot Financial Corporation (“Talbot”). The transaction closed on July 1, 2004.

The accompanying pro forma consolidated balance sheet has been prepared from information derived from the unaudited consolidated balance sheet of Hub as at June 30, 2004, the unaudited consolidated balance sheet of Talbot as at June 30, 2004 and the adjustments and assumptions outlined below. The pro forma consolidated statements of earnings have been prepared from information derived from the audited consolidated statement of earnings of Hub for the year ended December 31, 2003, the audited consolidated statement of earnings of Talbot for the year ended December 31, 2003, the unaudited consolidated statement of earnings of Hub for the six months ended June 30, 2004, the unaudited consolidated statement of earnings of Talbot for the six months ended June 30, 2004 and the adjustments and assumptions outlined below. The accounting policies used in the preparation of the pro forma consolidated financial statements are those disclosed in Hub’s audited financial statements as of and for the year ended December 31, 2003.

The unaudited pro forma consolidated financial statements may not be indicative of the financial position and results of operations that would have occurred if the proposed transaction had been completed on the dates indicated or of the financial position or operating results which may be obtained in the future.

The unaudited pro forma consolidated financial statements should be read in conjunction with the audited and unaudited financial statements of Hub including the notes to those statements, and the description of the transaction indicated below. In the opinion of management, these unaudited pro forma financial statements include all adjustments necessary for fair presentation.

The accompanying pro forma consolidated financial statements have been prepared to reflect the purchase of all of the common shares of Satellite Acquisition Corporation (“Satellite”) a corporation formed by senior management of Talbot. In turn, Satellite purchased all of the common shares of Talbot from Safeco Corporation for $90 million in cash. Hub will purchase Talbot management’s special shares of Satellite over the next three years, using a combination of both restricted and unrestricted common shares of Hub. Common shares will be issued on September 30, 2005, March 31, 2006, and March 31, 2007 based upon Talbot’s earnings for the 12 month periods ending December 31, 2004, 2005 and 2006, respectively. The contingent payments to management will be recorded by Hub as a charge to earnings in the form of non-cash stock based compensation expense over the period in which the payments are earned. Based upon Talbot’s financial performance through the first half of 2004, Hub anticipates earn out payments in the $45-$50 million range, with $46.2 million as our best estimate of the amount of the contingent payment to Talbot management.

Hub estimates that the non-cash stock based compensation amortization charges relating to the Talbot acquisition for 2004 through 2007 based upon an anticipated earn out of $46.2 million will be:

2004	$13,360
2005	21,000
2006	10,440
2007	1,400

Total	$46,200

3.	Pro Forma Consolidated Balance Sheet of Hub

The pro forma consolidated balance sheet of Hub has been prepared as if the transaction described in note 2 had occurred on June 30, 2004. Pro forma adjustments relating to the balance sheet as of June 30, 2004 include the following:

a)	The payment of $90 million cash to Safeco Corporation plus the payment or accrual of other acquisition costs of $3.95 million for the purchase of 100% of the common shares of Talbot.

b)	The estimated purchase price of $93.95 million has been allocated on a preliminary basis to Talbot’s identifiable assets as follows:

Current assets	$49,155
Goodwill	48,363
Other intangible assets	44,732
Property and equipment	3,692
Other assets	4,325
Current liabilities	(47,552)
Long-term debt, note payable and capital leases	(8,765)

$93,950

The above purchase price allocation is preliminary. The actual purchase price allocation that will be reported in the consolidated financial statements of Hub after the acquisition will be based upon the fair value of the assets acquired and liabilities assumed at the time of acquisition and the actual costs of the transaction. Accordingly, the purchase price allocation will be adjusted subsequently.

4.	Pro Forma Consolidated Statements of Earnings for Hub

The pro forma consolidated statement of earnings for Hub for the six months ended June 30, 2004 and for the year ended December 31, 2003 have been prepared as if the transaction described in note 2 occurred on January 1, 2003.

Pro forma adjustments relating to the pro forma consolidated statement of earnings of Hub for the six months ending June 30, 2004 and the year ending December 31, 2003 include the following:

a)	record amortization of non-cash stock based compensation expense related to contingent payments earned by Talbot management in the amount of $7,640 and $26,720 for the six months ended June 30, 2004 and the year ended December 31, 2003, respectively, based upon an anticipated total earn out of $46.2 million.

b)	eliminate stock based compensation charges of Talbot which will not continue following a change in control of $441 and $235 for the six months ended June 30, 2004 and the year ended December 31, 2003, respectively.

c)	record amortization expense relating to definite life customer relationship intangible assets recognized as a result of the purchase in the amount of $1,873 and $3,745 for the six months ended June 30, 2004 and the year ended December 31, 2003, respectively. The customer relationship intangible asset will be amortized on a straight-line basis over the expected useful life of 11.8 years.

d)	eliminate intangible asset amortization of Talbot of $2,782 and $6,430 for the six months ended June 30, 2004 and the year ended December 31, 2003, respectively.

e)	provide for interest expense in the amount of $748 and $1,495 for the six months ended June 30, 2004 and the year ended December 31, 2003, respectively, related to $65 million of borrowings assumed to be drawn on January 1, 2003 to fund the acquisition at an interest rate of LIBOR plus 112.5 basis points.

f)	eliminate interest income earned at 2% per annum in the amount of $275 and $550 for the six months ended June 30, 2004 and the year ended December 31, 2003, respectively, related to $27.5 million of cash used to finance the transaction.

g)	record additional income taxes in the amount of $131 and $283 for the six months ended June 30, 2004 and the year ended December 31, 2003, respectively, reflecting the impact of the adjustments described in these pro forma financial statements and notes.

5.	Reconciliation to United States (U.S.) GAAP

The pro forma consolidated financial statements have been prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP.

Pro forma consolidated net earnings

The table below presents the differences between Canadian GAAP and U.S. GAAP affecting pro forma consolidated net earnings for the year ended December 31, 2003 and the six months ended June 30, 2004:

	For the year	For the six
	ended	months ended
	December 31, 2003	June 30, 2004
Pro forma consolidated net earnings for the period based on Canadian GAAP	$14,583	$18,864
Cumulative effect of change in accounting policy for put options (1)	335	—
Adjustment to put option liability (1)	(409)	—

Pro forma consolidated net earnings for the period based on U.S. GAAP (3)	$14,509	$18,864

Pro forma basic earnings per share based on U.S. GAAP	$0.48	$0.63
Pro forma diluted earnings per share based on U.S. GAAP	$0.48	$0.55

Pro forma consolidated shareholders’ equity

The table below sets out the differences between Canadian GAAP and U.S. GAAP that affect pro forma consolidated shareholders’ equity at June 30, 2004:

June 30, 2004
Pro forma consolidated shareholders’ equity based on Canadian GAAP	$366,114
Adjustment to investment held for sale (4)	(1,716)
Accumulated other comprehensive income (2):
Unrealized gains net of tax of $(101)	159

Pro forma consolidated shareholders’ equity based on U.S. GAAP (3)	$364,557

(1)	Hub issued put options on its shares which were issued in connection with the purchase of a business in 2001. These put options were relinquished by the holders on December 31, 2003. Under Canadian GAAP, changes in the fair value of the put options (determined using the Black-Scholes model) were recognized in earnings. Under U.S. GAAP the fair value of the put options at the date of issuance was recognized as a compensation expense using the straight-line method over the period from the issue date to their exercise date. On July 1, 2003, Hub adopted Statement of Financial Accounting Standards (SFAS) No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. As a result of the adoption of this standard, Hub changed its accounting policy with respect to the put options and reported the difference between the estimated fair value of put options (determined using the Black-Scholes model) as at July 1, 2003 and their issue date as a cumulative adjustment to net earnings under U.S. GAAP. Changes in the estimated fair value of the put options between July 1, 2003 and their cancellation on December 31, 2003 were included in U.S. GAAP net earnings.

(2)	Under Canadian GAAP, unrealized gains and losses arising from a temporary decline in value on equity securities are not recorded. Under U.S. GAAP, investments in equity securities are reported at fair value with unrealized gains and losses, net of tax, reported as other comprehensive income as a separate component of shareholders’ equity.

(3)	The pro forma condensed consolidated statements of earnings for the year ended December 31, 2003 and the six months ended June 30, 2004 and the pro forma condensed consolidated balance sheet as at June 30, 2004 under U.S. GAAP are as follows:

	For the year	For the six
	ended	months ended
	December 31, 2003	June 30, 2004
Pro forma condensed consolidated statements of earnings:
Revenue	$385,738	$217,861
Net earnings before income taxes	$36,407	$34,512
Net earnings	$14,509	$18,864

		June 30, 2004
Pro forma condensed consolidated balance sheet:
Total current assets		$349,505
Total assets		$839,236
Total current liabilities		$280,996
Total liabilities		$474,679
Total shareholders’ equity		$364,557

(4)	Under Canadian GAAP, an investment held for sale is recorded at its cost. No further adjustments are made to the carrying value of the investment until it is sold at which time a gain or loss is recorded equal to the difference between the sale proceeds and its carrying value. Interest on debt financing the purchase of an investment is charged to income as accrued.

Under U.S. GAAP, an investment held for sale is recorded at its fair market value. The carrying value of the investment is adjusted for increases in fair value due to changes in its U.S. GAAP net asset value and interest accretion. Interest on debt financing the purchase of an investment is debited to its carrying value and does not impact earnings. The difference between the carrying value of the investment and the sale proceeds is reflected as an adjustment to goodwill with no gain or loss recorded in income.

The adjustment to shareholders’ equity of $1,716 above reflects the differences described above related to Hub’s investment and subsequent sale of certain insurance companies acquired as part of the 2001 acquisition of Kaye Group Inc.